Exhibit 99.1

Zscaler Reports Second Quarter Fiscal 2023 Financial Results
Second Quarter Highlights
•Revenue grows 52% year-over-year to $387.6 million
•Calculated billings grows 34% year-over-year to $493.8 million
•Deferred revenue grows 46% year-over-year to $1,111.9 million
•GAAP net loss of $57.5 million compared to GAAP net loss of $100.4 million on a year-over-year basis
•Non-GAAP net income of $57.6 million compared to non-GAAP net income of $19.2 million on a year-over-year basis
SAN JOSE, California - March 2, 2023 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its second quarter of fiscal year 2023, ended January 31, 2023.
"We exceeded both our revenue and profitability guidance in Q2, demonstrating the operating leverage inherent in our business model,” said Jay Chaudhry, Chairman and CEO of Zscaler. “Even in this difficult macroeconomic environment, we continue to see customers consolidate multiple point products onto our integrated Zero Trust security platform for better security and lower cost. We believe that strong customer interest in our platform, together with the growth in our annual recurring revenue base, supports the increase to our fiscal year guidance."

Second Quarter Fiscal 2023 Financial Highlights
•Revenue: $387.6 million, an increase of 52% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $65.2 million, or 17% of revenue, compared to $83.9 million, or 33% of revenue, in the second quarter of fiscal 2022. Non-GAAP income from operations was $48.8 million, or 13% of revenue, compared to $22.3 million, or 9% of revenue, in the second quarter of fiscal 2022.
•Net income (loss): GAAP net loss was $57.5 million, compared to $100.4 million in the second quarter of fiscal 2022. Non-GAAP net income was $57.6 million, compared to $19.2 million in the second quarter of fiscal 2022.
•Net income (loss) per share: GAAP net loss per share was $0.40, compared to $0.71 in the second quarter of fiscal 2022. Non-GAAP net income per share was $0.37, compared to $0.13 in the second quarter of fiscal 2022.
•Cash flow: Cash provided by operations was $89.5 million, or 23% of revenue, compared to $48.3 million, or 19% of revenue, in the second quarter of fiscal 2022. Free cash flow was $62.8 million, or 16% of revenue, compared to $29.4 million, or 12% of revenue, in the second quarter of fiscal 2022.
•Deferred revenue: $1,111.9 million as of January 31, 2023, an increase of 46% year-over-year.
•Cash, cash equivalents and short-term investments: $1,905.3 million as of January 31, 2023, an increase of $174.0 million from July 31, 2022.

Recent Business Highlights
•Achieved a rating of AA in the MSCI ESG Ratings assessment, putting Zscaler in the leader category for its ability to manage ESG risks relative to industry peers.

•Released new integrations with Zoom Video Communications, Inc. Quality of Service Subscription offering and Zscaler Digital Experience™ monitoring service to deliver IT and helpdesk teams near real-time quality performance metrics and analytics to quickly troubleshoot issues within devices, networks, or services that impact employee collaboration.

•Announced that Zscaler Private Access™ has achieved FedRAMP Moderate authorization, making Zscaler the only cloud security service provider to have its core services now authorized through the U.S. Federal government’s

FedRAMP program at High and Moderate levels. Government agencies and their contractors can use the Zscaler Zero Trust Exchange™ platform for systems that manage their most sensitive information and protect against cyber threats.

•Released annual State of Encrypted Attacks Report, which details the analysis of more than 24 billion threats to track trends of HTTPS-based attacks. The research leveraged insights from more than 300 trillion daily signals and 270 billion daily transactions in the Zscaler Zero Trust Exchange™.

•Reinforced commitment to improving the nation’s cyber resiliency by joining the Joint Cyber Defense Collaborative (JCDC). The JCDC leads the development and implementation of joint cyber defense plans and operations through critical partnerships with the private sector, Federal government and state, local, tribal and territorial governments.

•Introduced Zscaler Resilience™, the industry’s first cloud resilience for SSE to ensure nonstop cloud security operations. New capabilities extend the resilience of Zscaler’s architecture and maintain interconnections with critical cloud-based applications for customers to prepare for and quickly recover from black swan events that could otherwise disrupt or stop business operations.

•Acquired Canonic Security™ in February 2023, a SaaS application security platform innovator. Canonic’s platform is designed to prevent organizations' growing risks of SaaS supply chain attacks. These new capabilities further expand the Zscaler Zero Trust Exchange™ data protection set of services enabling enterprises to protect data being accessed through third-party applications and integrations.

Recently Issued Accounting Pronouncements
Effective August 1, 2022, the beginning of our fiscal year ending July 31, 2023, we adopted Accounting Standards Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (ASU 2020-06), using the modified retrospective transition method. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of our senior convertible notes, which will be amortized as interest expense. Additionally, ASU 2020-06 amended the calculation of diluted earnings per share for certain convertible debt instruments, eliminating the treasury stock method and requiring the use of the if-converted method to compute the underlying potentially diluted shares. Accordingly, to account for the potentially diluted shares related to our senior convertible notes, we are required to add back the non-GAAP interest expense to our non-GAAP net income and include approximately 7.63 million shares related to our senior convertible notes beginning in our first quarter of fiscal year 2023.

Financial Outlook
For the third quarter of fiscal 2023, we expect:
•Total revenue of $396 million to $398 million
•Non-GAAP income from operations of $55 million to $56 million
•Non-GAAP net income per share of approximately $0.39, assuming approximately 156 million fully diluted shares outstanding using the "if-converted" method for our senior convertible notes
For the full year fiscal 2023, we expect:
•Total revenue of approximately $1.558 billion to $1.563 billion
•Calculated billings of $1.935 billion to $1.945 billion
•Non-GAAP income from operations of $213 million to $215 million
•Non-GAAP net income per share of $1.52 to $1.53, assuming approximately 156 million fully diluted shares outstanding using the "if-converted" method for our senior convertible notes
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, amortization of debt discount and issuance costs. As a result of the adoption of ASU 2020-06 on August 1, 2022, guidance for non-GAAP net income per share uses the if-converted method to calculate the potentially diluted shares related to the convertible senior notes. Accordingly, we are required to add back the non-GAAP interest expense to our non-GAAP net income and include approximately 7.63 million shares related to our senior convertible notes. Additionally, we include the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its second quarter of fiscal 2023 and outlook for its third quarter of fiscal 2023 and full year fiscal 2023 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, March 2, 2023
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:
To join by phone, register at the following link (https://register.vevent.com/register/BI3c2ea9d4237a411bb5d1a1a67a3dc80c). After registering, you will be provided with a dial-in number and personal PIN required to join the call.

Upcoming Conferences
Third quarter of fiscal 2023 investor conference participation schedule:

•Morgan Stanley TMT Conference in San Francisco
Monday, March 6, 2023

•JMP Technology Conference in San Francisco
Tuesday, March 7, 2023

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the third quarter of fiscal 2023 and full year fiscal 2023. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, including the ongoing effects of inflation, geopolitical events and the COVID-19 pandemic on our business, operations and financial results and the economy in general; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022 filed on December 7, 2022 and our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed on September 15, 2022, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Revenue	$387,598	$255,563	$743,146	$486,080
Cost of revenue (1) (2)	87,604	57,783	164,301	109,952
Gross profit	299,994	197,780	578,845	376,128
Operating expenses:
Sales and marketing (1) (2)	235,945	175,073	464,781	328,859
Research and development (1) (2)	85,765	69,195	160,711	134,411
General and administrative (1)	43,522	37,444	87,678	71,161
Total operating expenses	365,232	281,712	713,170	534,431
Loss from operations	(65,238)	(83,932)	(134,325)	(158,303)
Interest income	12,669	557	20,534	1,030
Interest expense (3) (4)	(1,333)	(14,040)	(2,664)	(27,875)
Other income (expense), net	141	(844)	(722)	(1,433)
Loss before income taxes	(53,761)	(98,259)	(117,177)	(186,581)
Provision for income taxes	3,692	2,161	8,438	4,640
Net loss	$(57,453)	$(100,420)	$(125,615)	$(191,221)
Net loss per share, basic and diluted	$(0.40)	$(0.71)	$(0.87)	$(1.37)
Weighted-average shares used in computing net loss per share, basic and diluted	144,511	140,515	144,001	139,901
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$9,595	$5,766	$18,256	$11,085
Sales and marketing	55,213	47,666	110,682	91,130
Research and development	29,380	30,000	54,613	58,570
General and administrative	17,330	20,613	36,603	39,354
Total	$111,518	$104,045	$220,154	$200,139
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$2,175	$2,000	$4,114	$4,056
Sales and marketing	178	178	356	348
Research and development	198	53	633	53
Total	$2,551	$2,231	$5,103	$4,457

(3) Includes amortization of debt discount and issuance costs as follows (4):	$973	$13,680	$1,945	$27,156
(4) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the senior convertible notes, which will be recognized as interest expense.

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	January 31,	July 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,257,012	$1,013,210
Short-term investments	648,332	718,129
Accounts receivable, net	358,614	399,745
Deferred contract acquisition costs	96,105	86,210
Prepaid expenses and other current assets	56,046	39,353
Total current assets	2,416,109	2,256,647
Property and equipment, net	200,468	160,633
Operating lease right-of-use assets	69,848	72,357
Deferred contract acquisition costs, noncurrent	219,046	210,792
Acquired intangible assets, net	26,716	31,819
Goodwill	78,547	78,547
Other noncurrent assets	29,222	21,870
Total assets	$3,039,956	$2,832,665

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,632	$26,154
Accrued expenses and other current liabilities	43,547	46,496
Accrued compensation	97,293	111,948
Deferred revenue	1,000,359	923,749
Operating lease liabilities	29,173	26,100
Total current liabilities	1,204,004	1,134,447
Convertible senior notes, net (1)	1,140,516	968,674
Deferred revenue, noncurrent	111,521	97,374
Operating lease liabilities, noncurrent	46,233	50,948
Other noncurrent liabilities	9,025	7,922
Total liabilities	2,511,299	2,259,365
Stockholders’ Equity
Common stock	145	143
Additional paid-in capital	1,547,203	1,590,885
Accumulated other comprehensive loss	(5,037)	(25,850)
Accumulated deficit	(1,013,654)	(991,878)
Total stockholders’ equity	528,657	573,300
Total liabilities and stockholders’ equity	$3,039,956	$2,832,665
_________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of our senior convertible notes, which will be recognized as interest expense.

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	January 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(125,615)	$(191,221)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	25,241	19,005
Amortization expense of acquired intangible assets	5,103	4,457
Amortization of deferred contract acquisition costs	46,053	31,038
Amortization of debt discount and issuance costs (1)	1,945	27,156
Non-cash operating lease costs	14,988	12,411
Stock-based compensation expense	214,911	188,891
Amortization (accretion) of investments purchased at a premium (discount)	(1,433)	4,662
Deferred income taxes	9	(659)
Other	(1,480)	295
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	40,800	(12,622)
Deferred contract acquisition costs	(64,202)	(58,513)
Prepaid expenses, other current and noncurrent assets	(7,800)	4,903
Accounts payable	5,228	(103)
Accrued expenses, other current and noncurrent liabilities	5,899	5,029
Accrued compensation	(17,651)	(9,759)
Deferred revenue	90,862	129,594
Operating lease liabilities	(14,920)	(13,031)
Net cash provided by operating activities	217,938	141,533
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(43,883)	(20,442)
Capitalized internal-use software	(15,623)	(8,275)
Payments for business acquisitions, net of cash acquired	—	(380)
Purchase of strategic investments	(1,200)	—
Purchases of short-term investments	(513,743)	(624,254)
Proceeds from maturities of short-term investments	586,801	629,411
Net cash provided by (used in) investing activities	12,352	(23,940)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	2,104	4,871
Proceeds from issuance of common stock under the employee stock purchase plan	11,410	11,509
Payment of deferred consideration related to business acquisitions	—	(50)
Other	(2)	(2)
Net cash provided by financing activities	13,512	16,328
Net increase in cash and cash equivalents (2)	243,802	133,921
Cash and cash equivalents at beginning of period (2)	1,013,210	275,898
Cash and cash equivalents at end of period (2)	$1,257,012	$409,819
_________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the senior convertible notes, which will be recognized as interest expense.
(2) We did not hold restricted cash for any periods presented.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2023	2022	2023	2022

Revenue	$387,598	$255,563	$743,146	$486,080

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$299,994	$197,780	$578,845	$376,128
Add: Stock-based compensation expense and related payroll taxes	9,595	5,766	18,256	11,085
Add: Amortization expense of acquired intangible assets	2,175	2,000	4,114	4,056
Non-GAAP gross profit	$311,764	$205,546	$601,215	$391,269
GAAP gross margin	77%	77%	78%	77%
Non-GAAP gross margin	80%	80%	81%	80%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(65,238)	$(83,932)	$(134,325)	$(158,303)
Add: Stock-based compensation expense and related payroll taxes	111,518	104,045	220,154	200,139
Add: Amortization expense of acquired intangible assets	2,551	2,231	5,103	4,457
Non-GAAP income from operations	$48,831	$22,344	$90,932	$46,293
GAAP operating margin	(17)%	(33)%	(18)%	(33)%
Non-GAAP operating margin	13%	9%	12%	10%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six months ended
	January 31,		January 31,
	2023	2022	2023	2022
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(57,453)	$(100,420)	$(125,615)	$(191,221)
Stock-based compensation expense and related payroll taxes	111,518	104,045	220,154	200,139
Amortization expense of acquired intangible assets	2,551	2,231	5,103	4,457
Amortization of debt discount and issuance costs (1)	973	13,680	1,945	27,156
Benefit for income taxes (2)	—	(361)	—	(361)
Non-GAAP net income	$57,589	$19,175	$101,587	$40,170

Add: Non-GAAP interest expense (1)	360	—	719	—
Numerator used in computing non-GAAP net income per share, diluted	$57,949	$19,175	$102,306	$40,170

GAAP net loss per share, diluted	$(0.40)	$(0.71)	$(0.87)	$(1.37)
Stock-based compensation expense and related payroll taxes	0.72	0.70	1.42	1.35
Amortization expense of acquired intangible assets	0.02	0.01	0.03	0.03
Amortization of debt discount and issuance costs	0.01	0.09	0.01	0.18
Benefit for income taxes (2)	—	—	—	—
Non-GAAP interest expense (1)	—	—	—	—
Adjustment to total fully diluted earnings per share (3)	0.02	0.04	0.07	0.08
Non-GAAP net income per share, diluted (1)	$0.37	$0.13	$0.66	$0.27

Weighted-average shares used in computing GAAP net loss per share, diluted	144,511	140,515	144,001	139,901
Add: Outstanding equity incentive awards	2,605	6,834	3,229	7,267
Add: Senior convertible notes (1)	7,626	3,853	7,626	3,631
Less: Antidilutive impact of capped call transactions (4)	—	(2,401)	—	(2,542)
Weighted-average shares used in computing non-GAAP net income per share, diluted (1)	154,742	148,801	154,856	148,257
___________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the senior convertible notes, which will be recognized as interest expense. Additionally, this standard amended the calculation of diluted earnings per share for certain convertible debt instruments, eliminating the treasury stock method and requiring the use of the if-converted method to compute the underlying potentially diluted shares. Accordingly, to account for the potentially diluted shares related to the senior convertible notes, we are required to add back the non-GAAP interest expense to our non-GAAP net income and include approximately 7.63 million shares related to the senior convertible notes beginning in our first quarter of fiscal year 2023.

(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differing from the weighted-average shares used in computing the non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. No antidilutive impact was reflected in the three and six months ended January 31, 2023, as the average stock price of our common stock in such periods was lower than the capped calls’ exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Calculated billings
Revenue	$387,598	$255,563	$743,146	$486,080
Add: Total deferred revenue, end of period	1,111,880	759,931	1,111,880	759,931
Less: Total deferred revenue, beginning of period	(1,005,713)	(647,816)	(1,021,123)	(630,601)
Calculated billings	$493,765	$367,678	$833,903	$615,410

Free cash flow
Net cash provided by operating activities	$89,481	$48,262	$217,938	$141,533
Less: Purchases of property, equipment and other assets	(18,681)	(13,988)	(43,883)	(20,442)
Less: Capitalized internal-use software	(7,982)	(4,825)	(15,623)	(8,275)
Free cash flow	$62,818	$29,449	$158,432	$112,816

Free cash flow margin
Net cash provided by operating activities, as a percentage of revenue	23%	19%	29%	29%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(5)%	(5)%	(6)%	(4)%
Less: Capitalized internal-use software, as a percentage of revenue	(2)%	(2)%	(2)%	(2)%
Free cash flow margin	16%	12%	21%	23%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Amortization of debt discount and issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, amortization of debt discount and issuance costs, and income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.